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                                                                     EXHIBIT 3.4



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              M&T BANK CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

         The undersigned, being an Executive Vice President and an Assistant Secretary, respectively, of M&T Bank Corporation, do hereby certify and set forth:

         (1) The name of the corporation is M&T Bank Corporation. The name under which the corporation was formed is First Empire State Corporation.

         (2) The certificate of incorporation of M&T Bank Corporation was filed by the Department of State on the 6th day of November, 1969. A first restated certificate of incorporation was filed by the Department of State on the 19th day of December, 1969; a second restated certificate of incorporation was filed by the Department of State on the 28th day of April, 1986; a third restated certificate of incorporation was filed by the Department of State on the 20th day of April, 1989; an amendment to the certificate of incorporation was filed by the Department of State on the 14th day of March, 1991; a fourth restated certificate of incorporation was filed by the Department of State on the 8th day of May, 1997; an amendment to the certificate of incorporation was filed by the Department of State on the 29th day of May, 1998; a fifth restated certificate of incorporation was filed by the Department of State on the 3rd day of June, 1998; an amendment to the certificate of incorporation was filed by the Department of State on the 5th day of October, 2000; and an amendment to the certificate of incorporation was filed by the Department of State on the 25th day of March, 2003.

         (3) A new Article EIGHTH is added to the certificate of incorporation of M&T Bank Corporation to read as follows:


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                  EIGHTH: Notwithstanding anything herein or in the Bylaws to the contrary, each of this Article EIGHTH and the following provisions of the Bylaws may not be amended, modified or repealed, nor may any provisions of this certificate of incorporation or the Bylaws be adopted that are inconsistent with this article or such provisions, without either (i) the unanimous approval of the entire Board of Directors or (ii) the affirmative vote of holders of not less than eighty percent (80%) of the outstanding shares of common stock of the
         Corporation:

              -   the last proviso of the second sentence of Article II, Section
                  1;
              -   Article II, Section 3,
              -   Article II, Section 12,
              -   the proviso to the first sentence of Article III, Section 1,
              -   Article III, Section 4,
              -   Article X, Section 2,
              -   Article X, Section 3,
              -   Article XII, and
              - any references to the foregoing Sections elsewhere in the Bylaws.

         The provisions of this Article EIGHTH shall automatically terminate without any action on the part of the Corporation, the Board of Directors or the stockholders upon the termination of the foregoing provisions of the Bylaws in accordance with Article X, Section 3 of the Bylaws.

         (4) This amendment to the certificate of incorporation of M&T Bank Corporation was authorized, pursuant to section 803(a) of the Business Corporation Law, by the vote of the board of directors of the corporation followed by the vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the stockholders.






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         IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this 28th day of March, 2003.

                                    M&T BANK CORPORATION

                                    By: /s/ Michael P. Pinto
                                        ----------------------------------
                                        Michael P. Pinto
                                        Executive Vice President


                                    By: /s/ Brian R. Yoshida
                                        --------------------------------
                                        Brian R. Yoshida
                                        Assistant Secretary






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STATE OF NEW YORK    )
                     )       SS.:
COUNTY OF ERIE       )



         Michael P. Pinto and Brian R. Yoshida, being first duly sworn, depose and say that they are respectively, an Executive Vice President and an Assistant Secretary, respectively, of M&T Bank Corporation, that they have read the foregoing certificate and know the contents thereof and that the statements therein contained are true.


                                        /s/ Michael P. Pinto
                                        -------------------------------------
                                        Michael P. Pinto



                                        /s/ Brian R. Yoshida
                                        -----------------------------------
                                        Brian R. Yoshida



Sworn to before me
this 28th day of March, 2003.


/s/ Timothy G. McEvoy
----------------------------
Notary Public

TIMOTHY G. MCEVOY
Notary Public, State of New York
Qualified in Erie County
Commission Expires August 29, 2006






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                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                              M&T BANK CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


Dated: March 28, 2003

Filer:   Richard A. Lammert, Esq.
         Executive Vice President and General Counsel
         M&T Bank Corporation
         One M & T Plaza
         Buffalo, New York 14203







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